Exhibit 99.1

Company Contact:

Michael Anthofer

Chief Financial Officer

408-321-6756

Investor Relations Contact:

Moriah Shilton

Sr. Director, Communications & Investor Relations

408-321-6713

TESSERA TECHNOLOGIES ANNOUNCES SECOND QUARTER 2012 RESULTS

- Quarterly Dividend Declared -

San Jose, Calif.,- July 26, 2012 – Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) announced its results for the second quarter ended June 30, 2012.

“We generated $92 million in Intellectual Property revenue in the first half of 2012,” stated Robert A. Young, chief executive officer and president, Tessera Technologies, Inc. “We are pleased with the progress we have made to date in our licensing discussions with current and potential customers of our patent portfolios. In addition, Invensas Corporation introduced two new semiconductor packaging technologies in the first half. We are taking key steps toward the commercial adoption of these next-generation technologies.

“Turning to our DigitalOptics segment, in the first half of this year we achieved significant operational milestones toward our goal of becoming a vertically integrated Original Design Manufacturer (ODM), including most recently our acquisition of the Vista Point Technologies camera module manufacturing assets from Flextronics. We are engaged in discussions with multiple Tier One and other mobile phone manufacturers for initial commercial adoption of our MEMS autofocus technology. As discussed previously, we believe growth in our DigitalOptics segment will come from the sale of integrated camera modules using our MEMS autofocus technology to the $9 billion market for mobile phone cameras.”

Second Quarter 2012

•	Total revenues were $61.4 million.

•	Intellectual Property segment revenues were $53.0 million.

•	DigitalOptics segment revenues were $8.4 million.

Total revenue for the second quarter of 2012 was $61.4 million, compared to $70.7 million of total revenue in the second quarter of the prior year. Intellectual Property revenue for the second quarter of 2012 was $53.0 million, compared to $60.5 million in the second quarter of the prior year, which included a nonrecurring $1.0 million license fee. The year-over-year decline was primarily due to the timing of the renewed contract with a major DRAM customer which resulted comparatively in lower revenues of $6.1 million and lower unit volumes reported by customers totaling $9.8 million, offset by audit payments in the second quarter of 2012 of approximately $9.4 million.

DigitalOptics revenue for the second quarter of 2012 was $8.4 million, compared to $10.2 million in the second quarter of the prior year. The decrease was due primarily to an Extended Depth of Field (EDoF) customer whose reported units were lower than the prior year and weaker demand for the Company’s Micro-Optics products.

Generally accepted accounting principles (GAAP) net loss for the second quarter of 2012 was $409,000, or $0.01 per diluted share, which included non-cash charges of $6.3 million for amortization of acquired intangibles and $5.2 million for stock-based compensation.

Non-GAAP net income for the second quarter of 2012 was $8.3 million or $0.16 per basic share. Non-GAAP net income is defined as income and operating expenses adjusted for acquired intangibles amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

Six-month Period Ended June 30, 2012

•	Total revenue was $108.1 million.

•	Intellectual Property segment revenue was $92.0 million.

•	DigitalOptics segment revenue was $16.1 million.

GAAP net loss for the six-month period was $8.5 million, or $0.16 per diluted share. Non-GAAP net income for the six-month period was $8.0 million, or $0.15 per diluted share.

Balance Sheet

Cash, cash equivalents and investments were $474.8 million at June 30, 2012, a decrease of $15.6 million from March 31, 2012. In the second quarter of 2012, net cash provided by operations was $23.3 million. The Company purchased $1.1 million of intellectual property and $4.6 million of property and equipment in the second quarter of 2012. On June 28, 2012, the Company paid $27.2 million in connection with the Vista Point Technologies acquisition, approximately $7 million of which was deposited with an escrow agent for the second closing of assets. On June 14, 2012, $5.2 million was paid to stockholders of record as of May 24, 2012, for the quarterly $0.10 per common share cash dividend.

Quarterly Cash Dividend

On July 25, 2012, the board of directors declared a cash dividend of $0.10 per share of common stock for the third quarter, payable on Sept.13, 2012, for stockholders of record at the close of business on Aug. 23, 2012.

Prepared Remarks and Conference Call Information

Concurrently with the publication of its earnings press release, the Company will post to its website management’s prepared remarks regarding the Company’s quarterly performance. These prepared remarks are being made available in order to provide the investment community with additional time to analyze the Company’s results prior to the conference call. The second quarter 2012 earnings conference call will include brief remarks from management, followed by a Q&A session.

The Company will hold its second quarter 2012 earnings conference call at 2:00 P.M. Pacific (5:00 P.M. Eastern) today. To access the call in the U.S., please dial 888-723-9308, and for international callers dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 855-859-2056. International callers please dial 404-537-3406. Enter access code 99631902.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company's financial results for the second quarter of 2012; the adoption of the Company’s technologies, including its new semiconductor packaging technologies and its MEMS autofocus technology; and the transformation of the DigitalOptics business into a vertically integrated ODM, including for devices using MEMS autofocus technology. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company's businesses; market or industry conditions; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses, including the integration by DigitalOptics Corporation (“DOC”) of Flextronics’s camera module business in Zhuhai, China; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; failure by DOC to become a vertically integrated camera module supplier; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2011, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, include more information about factors that could affect the Company's financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company's website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property business generates revenue from patented innovations through license agreements with semiconductor companies and outsourced semiconductor assembly and test companies. Tessera, Inc. pioneered chip-scale packaging solutions for the semiconductor industry. Our DigitalOptics business delivers innovation in imaging and optics with products and capabilities that enable expanded functionality in increasingly smaller devices. Our miniaturized camera module solutions provide cost-effective, high-quality camera features, including Micro Electro Mechanical Systems (“MEMS”)-based autofocus, extended depth of field (“EDoF”), zoom, image enhancement and optical image stabilization. We also offer customized micro-optic lenses from diffractive and refractive optical elements to integrated micro-optical subassemblies. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, Tessera, Inc., the Tessera logo, DigitalOptics Corporation, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of non-GAAP net income to the Company’s reported GAAP net income.

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
Revenues:
Royalty and license fees	$58,185	$65,402	$101,449	$127,660
Product and service revenues	3,239	5,328	6,648	10,843

Total revenues	61,424	70,730	108,097	138,503

Operating expenses:
Cost of revenues	5,597	5,361	11,357	10,873
Research, development and other related costs	24,870	18,785	48,315	37,398
Selling, general and administrative	24,437	22,775	49,048	42,239
Litigation expense	6,724	7,208	10,216	13,204
Restructuring charges	—	—	—	2,059

Total operating expenses	61,628	54,129	118,936	105,773
Operating income (loss)	(204)	16,601	(10,839)	32,730
Other income and expense, net	987	726	1,655	1,334

Income (loss) before taxes	783	17,327	(9,184)	34,064
Provision for (benefit from) income taxes	1,192	5,741	(687)	11,266

Net income (loss)	$(409)	$11,586	$(8,497)	$22,798

Basic and diluted net income (loss) per share:
Net income (loss) per share-basic	$(0.01)	$0.23	$(0.16)	$0.45

Net income (loss) per share-diluted	$(0.01)	$0.23	$(0.16)	$0.44

Cash dividends declared per share	$—	$—	$0.10	$—

Weighted average number of shares used in per share calculations-basic	51,881	51,106	51,765	50,965

Weighted average number of shares used in per share calculations-diluted	51,881	51,442	51,765	51,386

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2012	2011*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$115,438	$55,758
Short-term investments	359,357	436,687
Accounts receivable, net	5,456	8,599
Inventories	2,765	1,574
Short-term deferred tax assets	1,891	1,892
Other current assets	18,417	13,664

Total current assets	503,324	518,174

Property and equipment, net	49,462	36,319
Intangible assets, net	131,683	141,326
Goodwill	3,566	—
Long-term deferred tax assets	19,336	18,223
Other assets	11,616	2,484

Total assets	$718,987	$716,526

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,280	$7,203
Accrued legal fees	8,225	6,110
Accrued liabilities	18,820	20,824
Deferred revenue	3,165	2,610

Total current liabilities	39,490	36,747

Long-term deferred tax liabilities	4,083	4,083
Other long-term liabilities	5,258	5,017
Stockholders’ equity:
Common stock	52	52
Additional paid-in capital	475,740	462,697
Treasury stock	(10,528)	(10,505)
Accumulated other comprehensive income	170	24
Retained earnings	204,722	218,411

Total stockholders’ equity	670,156	670,679

Total liabilities and stockholders’ equity	$718,987	$716,526

*	Derived from audited financial statements

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET INCOME (LOSS)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
GAAP net income (loss)	$(409)	$11,586	$(8,497)	$22,798
Adjustments to GAAP net income (loss):
Stock-based compensation—cost of revenues	248	129	398	272
Stock-based compensation—research, development and other related costs	1,952	2,408	3,664	4,854
Stock-based compensation—selling, general and administrative	3,013	6,290	5,207	9,765
Amortization of acquired intangibles—cost of revenues	2,015	1,707	4,031	3,414
Amortization of acquired intangibles—research, development and other related costs	1,353	740	2,706	1,493
Amortization of acquired intangibles—selling, general and administration	2,976	1,698	5,980	3,330
Tax adjustments for non-GAAP items	(2,925)	(3,196)	(5,484)	(5,556)

Non-GAAP net income (loss)	$8,223	$21,362	$8,005	$40,370

Non-GAAP net income (loss) per common share—diluted	$0.16	$0.41	$0.15	$0.77

Weighted average number of shares used in per share calculations excluding the effects of 123R—diluted	52,897	52,525	52,919	52,535

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED REVENUE DETAILS

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues:
Intellectual Property Segment
Royalty and license fees	$52,974	$60,487	$92,002	$114,102
Product and service revenues	—	—	—	—

Total Intellectual Property revenues	52,974	60,487	92,002	114,102

DigitalOptics Segment
Royalty and license fees	5,211	4,915	9,447	13,558
Product and service revenues	3,239	5,328	6,648	10,843

Total DigitalOptics revenues	8,450	10,243	16,095	24,401

Total revenues	$61,424	$70,730	$108,097	$138,503